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                                  EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Cerus Corporation for the registration of 1,200,000 shares of its Common Stock and to the incorporation by reference therein of our report dated January 27, 2000, except for Note 9 as to which the date is February 16, 2000, with respect to the financial statements of Cerus Corporation included in its Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP


Walnut Creek, California
September 27, 2000